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                                                                   EXHIBIT 99(a)



                             GEOWASTE INCORPORATED

                             1992 STOCK OPTION PLAN


1. STATEMENT OF PURPOSE. The purpose of this 1992 Stock Option Plan ("Plan") is to benefit GeoWaste Incorporated ("Company") and its subsidiaries designated by the Board of Directors of the Company ("Board") as eligible to receive options under this Plan ("Participating Subsidiaries") by offering certain present and future employees of the Company and Participating Subsidiaries an opportunity to become holders of stock in the Company over a period of years, thereby giving them a stake in the growth and prosperity of the Company.

2. EFFECTIVE DATE. The effective date of this Plan shall be the date it is adopted by the Board, provided the stockholders of Company approve this Plan as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and any other applicable law. Any options granted under this Plan before the date the Plan is approved by the stockholders shall automatically be granted subject to such approval.

3. ADMINISTRATION. Except as provided in Paragraph 17, the Plan shall be administered by a committee appointed by the Board ("Committee"). No person shall serve as a member of the Committee unless such person is a "disinterested person" within the meaning of Rule 16b-3.

The Committee acting in its absolute discretion shall have the power to interpret this Plan and (subject to Paragraph 17) to take such other action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances consistent with the purpose of this Plan. Any interpretation of the Plan by the Committee shall be final, conclusive and binding on the Company, the optionee, his or her personal representative and any other person directly or indirectly affected by such action with respect to grants to employees.

4. ELIGIBILITY. Options shall be granted only to those employees of the Company and Participating Subsidiaries designated by the Committee as eligible for options on the basis of the special importance of their services in the development and operations of the Company or Participating Subsidiaries ("Eligible Persons").

5. AVAILABLE SHARES. There shall be 803,000 shares of common stock of the Company, par value $.10 per share ("Stock"), reserved for use under this Plan, subject to adjustment as provided in Paragraph 14, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock subject to an option which remain after the cancellation, expiration or exchange of such
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option thereafter shall again become available for use under this Plan.

6.  LIFE OF PLAN.  The Plan shall terminate (a) on May 1, 2002 or, if earlier,
(b) immediately following the issuance of all of the Stock reserved under Paragraph 5 as a result of exercise of Options granted under this Plan. No options shall be granted under this Plan after the Plan terminates.

7. GRANTING, VESTING AND DURATION OF OPTIONS. The Committee acting in its absolute discretion may grant options to purchase shares of Stock to Eligible Persons from time to time upon such terms and conditions as such Committee deems appropriate and consistent with the terms and purpose of this Plan. Each grant of an option shall be evidenced by a written option document describing the terms and conditions of the grant. The Committee shall determine the term of the option; provided, however, that the term of any option granted under this Plan shall not be less than FIVE years nor more than ten years from the date of the grant, and, further provided, that the option term may not extend beyond termination of employment except in accordance with Paragraph 12 hereof. The option document shall also incorporate such other terms and conditions as the Committee in its absolute discretion deems appropriate, including, but not limited to, restrictions on the number of shares which first become vested or exercisable at any time during the term of the option and a provision for full vesting in the event employment terminates by reason of death or permanent disability. Options granted under the Plan are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenuc Code of 1986, as amended (the "Code").

The Committee in its absolute discretion may accelerate the vesting of any option subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purpose of the Plan including, without limitation, a requirement that the optionee grant to the Company an option to repurchase all or a portion of the number of shares of Stock acquired upon exercise of the accelerated option for the fair market value of such shares on the date of grant.

8. OPTION PRICE. The option price shall be determined by the Committee and shall not be less than the fair market value of the Stock on the date as of which the option is granted. For purposes of this Plan, the term "fair market value" of the Stock on any given date means (a) if the Stock is listed on a national securities exchange or quoted in an automated interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or (b) if the Stock is not listed on a national securities exchange or quoted in an automated interdealer





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quotation system, as determined by the Board in good faith in its sole discretion.

9. VESTING UPON CHANGE IN CONTROL. Any option granted under the Plan to an optionee who is an employee of the Company or any of its subsidiaries on the date of a "Change in Control" shall to the extent provided in the option document be immediately vested in full on such date without regard to the vesting schedule set forth in the option document to the extent that shares of Stock have been or will be released from escrow as a result of such "Change in Control" under the terms of the Plan of Reorganization. The term "Change in Control" shall mean the occurrence during the specified term of an option granted under the Plan of any of the following events

         (a) a "liquidation event" as defined in Section 2.3(c)(vi) of the Plan of Reorganization;

         (b) any capital reorganization, reclassification, consolidation or merger, or any sale, issuance or other transfer or series of related sales, or issuances and/or other transfers of Stock or any other capital stock of the Company having the right to vote in elections for the Board, which results in any person or group of affiliated persons owning of record and/or beneficially, or having the right to vote, capital stock of the Company having the right to elect a majority of the Board; or

         (c) any sale, lease or other conveyance of assets by the Company and its subsidiaries which results in any person or group of affiliated persons other than the Company owning, leasing or otherwise holding (i) all or substantially all of the assets of the Company or (ii) all or substantially all of the assets of the Company other than the capital stock of the Company's subsidiaries, and all or substantially all of the assets of the Company's subsidiaries.

10. EXERCISE OF OPTION. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash or by check acceptable to the Company.

An option may be exercised with respect to all or any part of the shares of Stock with respect to which such option has become vested either at the time such option First becomes vested with respect to such shares or at any time thereafter during the terms of the option.

At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require





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the optionee or his personal representative, as the case may be, as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the Stock for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his or her exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

Each option shall also be subject to the requirement that, if at any time the Company determines, in its absolute discretion, that the listing, registration or qualification of the shares of Stock subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Stock thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Certificates representing the Stock transferred upon the exercise of an option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the Securities Act of 1933 ("1933 Act") or any applicable state securities law and that such Stock may not be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

11. WITHHOLDING. The exercise of any option granted under this Plan shall constitute an optionee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise, including retaining a portion of the Stock purchased pursuant to the option.

12. TERMINATION OF EMPLOYMENT. An option document may provide for exercise of the option following termination of employment subject to the following provisions of this Paragraph 12. Temporary absence from employment because of illness, vacation, approved leaves of absence and transfers of employment among the Company and its subsidiaries shall not be considered to terminate employment or to interrupt continuous employment.

In the event the optionee's employment terminates for reasons which the Committee in its absolute discretion determines constitute an amicable termination, such optionee's option shall expire and all rights to purchase shares of Stock pursuant thereto (determined as of the date of such termination based on the portion of the option which is vested as of such date) shall





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terminate thirty (30) days after the date of such termination or, if earlier, according to the option's specified term.

In the event the optionee's employment terminates for one or more of the following reasons, all options granted to such optionee shall automatically expire and all rights to purchase shares of Stock thereto (whether or not previously vested) shall terminate as of the optionee's termination date:

                 (i) The optionee uses for personal gain or discloses to unauthorized persons any confidential or proprietary information or trade secrets of the Company or its subsidiaries;

                 (ii) The conduct of the optionee potentially violates any applicable civil or criminal law or violates any written rules of ethical corporate conduct for officers and employees of the Company or its subsidiaries;

                 (iii) The optionee breaches any agreement with or violates any fiduciary obligation to the Company or its subsidiaries; or

                 (iv) The Committee in its absolute discretion determines that the optionee's termination is for reasons that are adverse to the Company.

In the event the optionee's employment terminates because of the optionee's death or permanent disability, the option shall automatically expire and all rights to purchase shares of Stock pursuant thereto (determined as of such termination date including any acceleration of vesting provided under the terms of the option document) shall terminate on the date which is sixty (60) days after the optionee's employment terminates as a result of death or disability or, if earlier, according to the option's specified term.

13. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee and each option shall be exercisable during an optionee's lifetime only by the optionee. However, to the extent the option provides for exercise following permanent disability or death, the option may be exercised by the optionee's legal representative or, in the event of the optionee's death, the personal representative of the optionee's estate.

14. ADJUSTMENT UPON CHANGE IN CAPITALIZATION. The number of shares of Stock reserved under paragraph 5, the number of shares subject to options granted under the Plan and the option price for such shares shall be adjusted by the Committee in an equitable manner to reflect any reorganization or restructuring of the capitalization of the Company, other than an event described in Paragraph 15, including, but not limited to, such changes as stock dividends or stock splits. However, if any adjustment under this Paragraph 14 would create a





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fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward.

15. SALE OR MERGER. This paragraph 15 shall apply in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations or sale of all or substantially all of its assets to another corporation or corporations, including, but not limited to a "change in control" described in Paragraph 9. If the agreement with respect to such transaction provides for the substitution or assumption of this Plan or the options then outstanding under this Plan, the Board shall adjust and substitute, on an equitable basis, for the shares of Stock then subject to the Plan or to outstanding options. If any adjustment under this Paragraph 15 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward.

However, if the agreement with respect to a transaction described in this Paragraph 15 does not provide for the assumption or substitution of the Plan or Options granted under the Plan, then each outstanding option at the direction and discretion of the Board (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, equal to the difference between the option price for the unexercised shares and the "fair market value" of such shares as determined in accordance with Paragraph 8 or (b) may be cancelled if the option price equals or exceeds the "fair market value" of a share of Stock on such date as determined in accordance with Paragraph 8.

16. NO EMPLOYMENT RIGHT. Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate the optionee's employment at any time.

17. AMENDMENT OR TERMINATION OF PLAN. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the number of shares reserved under Paragraph 5, (b) if stockholder approval of such amendment is required for continued compliance with Rule 16b-3 of the Exchange Act, or (c) if stockholder approval of such amendment is required by any other





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applicable laws or regulations, including the regulations of any national securities exchange with which the Stock is listed. The Board also may suspend the granting of options under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right to modify, amend or cancel any option granted before such suspension or termination unless the optionee consents in writing to such modification, amendment or cancellation.

18. GOVERNING LAW. This Plan shall be construed under the laws of the State of Delaware.





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